As filed with the Securities and Exchange Commission on August 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LYNTRIS INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1904710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3130 Fairview Park Dr., Suite 230 Falls Church, Virginia	22042
(Address of Principal Executive Offices)	(Zip Code)

Lyntris Inc. 2026 Stock Incentive Plan

(Full title of the plan)

Brian Morrison

Chief Executive Officer

3130 Fairview Park Dr., Suite 230

Falls Church, Virginia 22042

(Name and address of agent for service)

(571) 463-5550

(Telephone number, including area code, of agent for service)

Copies to:

Hannah Frank

Brandon McCoy

Willkie Farr & Gallagher LLP

1875 K Street, NW Washington, DC 20006

(202) 303-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by Lyntris Inc. (the “Company” or “Registrant”) to register 12,790,350 common shares, par value $0.001 per share, of the Registrant, which may be issued under the Lyntris Inc. 2026 Stock Incentive Plan (the “2026 Plan”). The 2026 Plan was adopted by the Company’s board of directors on August 9, 2026 and approved by the Company’s stockholders on August 9, 2026.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information required by Part I of this Registration Statement, as specified in Rule 428(b)(1) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), have been or will be sent or given to participants in the 2026 Plan in accordance with the rules and regulations of the Commission. Such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated herein by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission (excluding any portions of such document that have been furnished to, and deemed not to filed with, the Commission):

(a)

Amendment  No.3 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on August 12, 2026 (File No. 333-297657), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)

The Company’s prospectus filed with the Commission by the Registrant pursuant to Rule 424(b) under the Securities Act on August 19, 2026, relating to the Company’s registration statement on Form S-1 (File No. 333-297657); and

(c)

The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed on August 17, 2026 (File No. 001-43450) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered hereby have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document or information is incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of directors and certain officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director or officer of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty.

Section 145 of the DGCL (“Section 145”) provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be, made party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee, or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our amended and restated bylaws provide that we must indemnify, and advance expenses to, our directors and officers to the full extent authorized by the DGCL. We also entered into indemnification agreements with our directors and executive officers, which agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by our Board pursuant to the applicable procedure outlined in the amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under any of the foregoing provisions, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits and are incorporated herein by reference.

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Second Amended and Restated Certificate of Incorporation of the Company, dated August 18, 2026					X

4.2	Amended and Restated Bylaws of the Company, effective August 18, 2026					X

5.1	Opinion of Willkie Farr & Gallagher LLP					X

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Crowe LLP, Independent Registered Public Accounting Firm					X

23.3	Consent of Willkie Farr & Gallagher LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)					X

99.1	Lyntris Inc. 2026 Stock Incentive Plan					X

107	Filing Fee Table					X

Item 9. Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Commonwealth of Virginia, on August 20, 2026.

LYNTRIS INC.

By:	/s/ Brian Morrison
Name:	Brian Morrison
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Brian Morrison, Tim Paulin and David Stinnett, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and re-substitution, for and in the name, place, and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary to be done to enable the Registrant to comply with the provisions of the Securities Act and all the requirements of the Commission, as fully to all intents and purposes as the undersigned might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Date: August 20, 2026	By:	/s/ Brian Morrison
	Name:	Brian Morrison
	Title:	Chief Executive Officer (Principal Executive Officer)

Date: August 20, 2026	By:	/s/ Tim Paulin
	Name:	Tim Paulin
	Title:	Chief Financial Officer (Principal Financial and Principal Accounting Officer)

Date: August 20, 2026	By:	/s/ David Stinnett
	Name:	David Stinnett
	Title:	Director, Chairman of the Board

Date: August 20, 2026	By:	/s/ Matthew Alty
	Name:	Matthew Alty
	Title:	Director

Date: August 20, 2026	By:	/s/ Stephen Twitty
	Name:	Stephen Twitty
	Title:	Director

Date: August 20, 2026	By:	/s/ Brian Raduenz
	Name:	Brian Raduenz
	Title:	Director

Date: August 20, 2026	By:	/s/ Jonathan Rambeau
	Name:	Jonathan Rambeau
	Title:	Director

Date: August 20, 2026	By:	/s/ Tanner Cope
	Name:	Tanner Cope
	Title:	Director

Date: August 20, 2026	By:	/s/ Jake Lansford
	Name:	Jake Lansford
	Title:	Director